UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2018

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

On March 9, 2018, the Board of Directors (“Board”) of Vector Group Ltd. (“Vector”), upon recommendation of the Corporate Governance and Nominating Committee, increased the size of the Board from seven directors to nine directors and appointed Paul V. Carlucci and Barry Watkins as directors to fill the vacant positions, effective immediately.

Paul V. Carlucci, age 70, was the Chairman and Chief Executive Officer of News America Marketing, a subsidiary of News Corporation (NASDAQ: NWSA) and a single-source provider of consumer advertising and promotional services, from October 1997 until his retirement in June 2014.  He also served as publisher of the New York Post from September 2005 to September 2012 and was a member of the Executive Committee of News Corporation from October 1996 until his retirement in June 2014.  He continued to consult to News Corporation until June 2017.  He was also President and CEO of News America Publishing, Inc. (the parent company of TV Guide, Weekly Standard and News America New Media), and has held executive positions in Caldor, Inc., a 175-store general merchandise chain, RH Macy’s and the New York Daily News.  He has also served on the Boards of Directors of Herald Media, Inc., the American Jewish Committee, the Children’s Miracle Network and the Guardian Angels.  Mr. Carlucci holds a Bachelor of Science degree in Marketing from Fordham University.

Barry Watkins, age 53, is currently Of Counsel to DKC, a full-service public relations, marketing and government affairs firm. He also serves as a senior advisor to the Madison Square Garden Company (NYSE: MSG).  From 1997 to November 2017, Mr. Watkins was head of communications for Madison Square Garden L.P., Madison Square Garden Company and MSG Networks Inc. (NYSE: MSGN) and served as Executive Vice President and Chief Communications Officer from 2010 until November 2017.  In his role, Mr. Watkins oversaw MSG's communications and government relations activities, as well as its extensive philanthropic efforts, and, from 2010 to 2014, the human resources department of the MSG companies.  Since 2014, Mr. Watkins has also served as Chairman of the Garden of Dreams Foundation, a non-profit organization that works with the MSG companies to positively impact the lives of children facing obstacles.  Mr. Watkins is a graduate of St. John’s University.

The Board has determined that both Mr. Carlucci and Mr. Watkins are independent directors within the meaning of the rules and regulations of the New York Stock Exchange. For serving as a director, each of Messrs. Carlucci and Watkins will receive a cash retainer of $3,000 for his service during the period from March 9, 2018 through March 31, 2018 after which they will receive compensation in accordance with the current compensation schedule of Vector’s current directors.

There are no arrangements or understandings between either Messrs. Carlucci or Watkins and any other person pursuant to which such individuals were appointed to serve as directors. Neither Messrs. Carlucci nor Watkins has yet been appointed to any committee of the Board. Vector is not aware of any transaction involving either Messrs. Carlucci or Watkins requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Senior Vice President, Treasurer and Chief Financial Officer
Date: March 12, 2018